Exhibit 10.2

REVOLVING CREDIT NOTE

$2,500,000.00	Worcester, Massachusetts December 30, 2013

FOR VALUE RECEIVED, the undersigned, WORLD ENERGY SOLUTIONS, INC., a Delaware corporation with its principal place of business at 100 Front Street, 20th Floor, Worcester, Massachusetts 01608 (the “Borrower”), hereby promises to pay to

COMMERCE BANK & TRUST COMPANY,

a Massachusetts banking corporation (the “Lender”), OR ORDER, at its office at 386 Main Street, Worcester, Massachusetts 01608, or such other place as the Lender may from time to time specify in writing, the principal sum of

TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,500,000.00)

(or so much as may be outstanding from time to time) with interest on the unpaid principal until paid at the rate and in the manner hereinafter provided in lawful money of the United States of America in immediately available funds, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments.

This Revolving Credit Note is issued in conjunction with and secured as set forth in a Loan and Security Agreement dated as of even date herewith by and between the Borrower and the Lender (as may be amended from time to time, the “Agreement”), all the terms and conditions of which are incorporated herein by reference. No reference to the Agreement or to any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal of and interest on this Revolving Credit Note as herein provided. An Event of Default under the Agreement or, under any of the Loan Documents shall also constitute an Event of Default hereunder. The occurrence of an Event of Default shall constitute a default (beyond any applicable grace or cure periods) under each other obligation of the Borrower to the Lender.

Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

Interest shall be calculated on the daily unpaid principal balance of the indebtedness evidenced by this Revolving Credit Note computed on the basis of the actual number of days elapsed over a year assumed to have three hundred sixty (360) days, provided that interest shall be due for the actual number of days elapsed during each period for which interest is being charged.

The unpaid principal of this Revolving Credit Note from time to time outstanding shall bear interest at the applicable rate per annum (the “Note Rate”), in accordance with the provisions of this Revolving Credit Note, as follows:

(a) From the date of this Revolving Credit Note through and including June 30, 2014, at a fluctuating rate per annum equal to the aggregate of (i) the Prime Rate plus (ii) one and three-quarters percent (1.75%); and

(b) Commencing July 1, 2014 through and including the Revolving Credit Termination Date hereinafter defined, at a fluctuating rate per annum equal to the aggregate of (i) the Prime Rate plus (ii) the Applicable Margin (calculated as set forth below).

The “Applicable Margin” shall mean that percentage determined by calculation of the Lender to be the ratio of Actual EBITDA to Projected EBITDA as of each semi-annual fiscal period commencing with the semi-annual period ending on June 30, 2014, as follows:

Ratio of Actual EBITDA to Projected EBITDA	Applicable Margin -

greater than 1.5 to 1.0	1.25%

equal to or greater than 1.25 to 1.0, but less than 1.50 to 1.0	1.50%

less than 1.25 to 1.0	1.75%

Interest hereunder shall be payable monthly in arrears commencing one (1) month from the date of this Revolving Credit Note and continuing to be due and payable on the same day of each succeeding month. All principal, interest and other indebtedness due hereunder if not sooner paid, shall be due and payable on December 30, 2016 (the “Revolving Credit Termination Date”).

Until the earlier of (a) the Revolving Credit Termination Date or (b) the occurrence of an Event of Default, the Borrower may borrow, repay and reborrow hereunder from time to time as more particularly described herein and in the Agreement.

If the entire amount of any required principal and/or interest is not paid in full within fifteen (15) days after the same is due, the Borrower shall pay to the Lender a late fee equal to five percent (5.00%) of the required payment. Such late charge payments are made for the purpose of compensating the Lender for its administrative, costs and expenses in handling late payments and losses in connection therewith. This provision is not intended to provide a grace period for any payment otherwise due and payable and shall not constitute a waiver by the Lender to insist upon the strict performance of any of the Borrower’s covenants or agreements with, or obligations to, the Lender or to declare an Event of Default for any payment not made when it was due and payable.

All payments shall be applied first to the payment of all fees, expenses and other amounts due to the Lender (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however, that during the continuance of an Event of Default, payments will be applied to the obligations of the Borrower to the Lender as the Lender shall determine in its sole discretion.

Upon the occurrence and during the continuance of an Event of Default (whether or not the Lender has accelerated payment of this Revolving Credit Note), or after the Revolving Credit Termination Date or after judgment has been rendered on this Revolving Credit Note, the unpaid principal of this Revolving Credit Note, including interest, fees or costs which are not paid when due, will, at the option of the Lender, bear interest at a rate which is five percent (5.00%) per annum greater than the Note Rate (the “Default Rate”). This may result in compounding of interest. This will not constitute a waiver of any Event of Default.

At its option, and at any time, whether immediately or otherwise, upon the occurrence and during the continuance of an Event of Default, the Lender may declare this Revolving Credit Note immediately due and payable without further action of any kind including notice, further demand or presentment.

The Borrower and any guarantor hereby grant to the Lender a continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Lender or any entity under the control of the Lender and its successors and assigns, or in transit to any of them. At any time, without demand or notice (any such notice being expressly waived by the Borrower), the Lender may set off the same or any part thereof and apply the same to any liability or obligation of the Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing this Revolving Credit Note. ANY AND ALL RIGHTS TO REQUIRE THE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THIS REVOLVING CREDIT NOTE, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER AND ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

The Borrower shall pay on demand all reasonable expenses of the Lender in connection with the preparation, administration, default, collection, waiver or amendment of loan terms, or in connection with the Lender’s exercise, preservation or enforcement of any of its rights, remedies or options hereunder, including, without limitation, reasonable fees of outside legal counsel or other similar professional fees or expenses, and any fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with this Revolving Credit Note or any collateral therefor, and the amount of all such expenses, if not paid within thirty (30) days, shall, until paid, bear interest at the rate applicable to principal hereunder (including any Default Rate) and be an obligation secured by any collateral.

The Borrower and each guarantor, endorser or other person now or hereafter liable for the payment of any of the indebtedness evidenced by this Revolving Credit Note severally agree, by making, guaranteeing or endorsing this Revolving Credit Note or by making any agreement to pay any of the indebtedness evidenced by this Revolving Credit Note, to waive presentment for payment, protest and demand, notice of protest, demand and of dishonor and non-payment of this

Revolving Credit Note, and consent without notice or further assent (a) to the substitution, exchange, or release of the collateral securing this Revolving Credit Note or any part thereof at any time; (b) to the acceptance by the holder or holders at any time of any additional collateral or security or other guarantors of this Revolving Credit Note, (c) to the modification or amendment at any time, and from time to time, of this Revolving Credit Note, the Agreement and any other instrument securing this Revolving Credit Note, at the request of any person liable hereon; (d) to the granting by the holder hereof of any extension of the time for payment of this Revolving Credit Note or for the performance of the agreements, covenants, and conditions contained in this Revolving Credit Note, the Agreement or any instrument securing this Revolving Credit Note, at the request of any other person liable hereon; and (e) to any and all forbearances and indulgences whatsoever; and such consent shall not alter or diminish the liability of any person.

This Revolving Credit Note shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts. The Borrower agrees that any suit for the enforcement of this Revolving Credit Note may be brought in the courts of The Commonwealth of Massachusetts or any Federal Court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Borrower by mail at the address specified herein. The Borrower hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

THE BORROWER AND THE LENDER (BY ACCEPTANCE OF THIS REVOLVING CREDIT NOTE) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS REVOLVING CREDIT NOTE, THE AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER FINANCING INSTRUMENTS EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR WITH THE AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATED HERETO, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE LENDER RELATING TO THE ADMINISTRATION OF THE LOANS EVIDENCED BY THIS REVOLVING CREDIT NOTE OR ENFORCEMENT OF THE AGREEMENT, THE LOAN DOCUMENTS OR ANY SUCH FINANCING INSTRUMENTS, AND AGREE THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL

INDUCEMENT FOR THE LENDER TO ACCEPT THIS REVOLVING CREDIT NOTE AND MAKE THE LOANS EVIDENCED BY THIS REVOLVING CREDIT NOTE AND THE AGREEMENT.

This Revolving Credit Note shall be the joint and several obligation of the Borrower and all sureties, guarantors and endorsers, and shall be binding upon them and their respective successors and assigns and each or any of them.

This Revolving Credit Note and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of The Commonwealth of Massachusetts (excluding the laws applicable to conflicts or choice of law).

This Revolving Credit Note, the Agreement and the Loan Documents are intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Revolving Credit Note. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superceded by this Revolving Credit Note, the Agreement and the Loan Documents and no party is relying on any promise, agreement or understanding not set forth in this Revolving Credit Note, the Agreement and the Loan Documents. This Revolving Credit Note may not be amended or modified except by a written instrument describing such amendment or modification executed by the Borrower and the Lender.

No portion of the proceeds of this Revolving Credit Note shall be used, in whole or in part, for the purpose of purchasing or carrying any “margin stock” as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

Upon receipt of an affidavit of an officer of the Lender as to the loss, theft, destruction or mutilation of this Revolving Credit Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of this Revolving Credit Note or other security document, the Borrower will issue, in lieu thereof, a replacement Revolving Credit Note or other security document in the same principal amount thereof and otherwise of like tenor.

IN WITNESS WHEREOF, the Borrower has caused this Revolving Credit Note to be executed by its duly authorized officer as an instrument under seal as of the day and year first above written.

WORLD ENERGY SOLUTIONS, INC.

/s/	By:	/s/ James Parslow
Witness	Name:	James Parslow
	Title:	Chief Financial Officer and Treasurer